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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2006

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On September 28, 2006 the Registrant and Caruso Affiliated ("Caruso") announced that certain of the Registrant's affiliates have entered into definitive operating agreements with certain Caruso affiliates regarding the proposed development of approximately 51 acres of undeveloped lands surrounding Santa Anita Park (the "Project"). Previously the subject of an April 2004 letter of intent, the Project contemplates a mixed-use development with approximately 800,000 square feet of retail, entertainment and restaurants as well as approximately 4,000 parking spaces.

        The Project is expected to be presented to the Arcadia City Council early next year.

* * * * *

        On September 29, 2006 the Registrant issued a press release announcing that it has amended its bridge loan with MID Islandi, sf., an MI Developments Inc. subsidiary, made as of July 22, 2005, as supplemented and amended (the "MID Bridge Loan"). The maximum permitted borrowings under the MID Bridge Loan have been increased by $19 million to a total of $119 million, though the maturity date remains December 5, 2006. The increased funding will be used solely to fund: (i) operations and financing activities (including mandatory interest and principal repayments on debt); (ii) maintenance capital expenditures (including amounts required for compliance with environmental or health and safety laws and amounts required by any administrative or governmental authority); and (iii) capital expenditures required pursuant to the terms of the Registrant's joint venture arrangements with Forest City Enterprises, Inc. and Caruso Affiliated. The Registrant is required to use the proceeds from the sale of The Meadows (scheduled to occur in early November 2006) to fully repay the MID Bridge Loan, including the additional funding announced today.

        In the event that the Registrant does not complete its sale of The Meadows as scheduled, the interest rate for all outstanding and future amounts under the MID Bridge Loan will be increased by 250 basis points per annum. The default provisions of the MID Bridge Loan would also apply in the event the sale is not completed as scheduled.

        MID Islandi, sf. will receive an arrangement fee of $190,000 in connection with the amendments to the MID Bridge Loan. All other material terms and conditions of the MID Bridge Loan remain the same.

        The full text of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated September 28, 2006.
99.2	Press Release dated September 29, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
September 29, 2006
	by:	/s/ WILLIAM G. FORD William G. Ford Corporate Secretary

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SIGNATURES